Exhibit 10.29

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (“Amendment”) is entered into as of July 3, 2014, by and between Comerica Bank (“Bank”) and Bellicum Pharmaceuticals, Inc., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that Loan and Security Agreement dated December 13, 2012, as amended by that certain First Amendment to Loan and Security Agreement dated March 1, 2014 (as it may be amended from time to time, the “Agreement”). The parties desire to further amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Sections 2.1(c)(i) and 2.1(c)(ii) of the Agreement are amended and restated to read in their entireties as follows:

“(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Borrower. Borrower may request Growth Capital Advances from the date hereof through March 1, 2015. The aggregate amount of Growth Capital Advances shall not exceed the Growth Capital Line.

(ii) Interest shall accrue from the date of each Growth Capital Advance at the rate specified in the Interest Rate Addendum, and shall be payable in accordance with Section 2.3(b) and on the terms set forth in the Interest Rate Addendum, Any Growth Capital Advances that are outstanding on March 1, 2015 shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2015, and continuing on the same day of each month thereafter until the Growth Capital Maturity Date, at which time all Growth Capital Advances made under this Section 2.1(d) and any other amounts due under this Agreement shall be immediately due and payable. Growth Capital Advances, once repaid, may not be reborrowed. Borrower may prepay any Growth Capital Advances without penalty or premium.”

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

3. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing,

4. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) Corporation Resolutions and Incumbency Certification, executed by Borrower;

(c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

1.

[Remainder of Page Intentionally Left Blank]

2.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BELLICUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Thomas J. Farrell

Title:	President & CEO

COMERICA BANK

By:	/s/ Illegible

Title:	Vice President

[Signature Page to Second Amendment to Loan and Security Agreement (3722844)]